Exhibit 23.1


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-77312) of IntegraMed America, Inc. of our report dated February 8, 1999 appearing on page F-2 of this Form 10-K.




/s/PricewaterhouseCoopers
   --------------------------
   PricewaterhouseCoopers LLP

   Stamford, Connecticut
   March 26, 1999